Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2024 SECOND QUARTER RESULTS
LAS VEGAS – August 8, 2024 – Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden Entertainment” or the “Company”) today reported financial results for the second quarter ended June 30, 2024. The Company reported second quarter revenue of $167.3 million, net income of $0.6 million and Adjusted EBITDA of $41.2 million. In addition, on August 6, 2024, the Company’s Board of Directors authorized the Company’s third recurring quarterly cash dividend of $0.25 per share of the Company’s outstanding common stock payable on October 2, 2024 to shareholders of record as of September 17, 2024.
Blake Sartini, Chairman and Chief Executive Officer of Golden, commented, “In the second quarter, we continued to strengthen our balance sheet by fully repaying our outstanding bonds in April and reducing our interest rate on our term loan in May. We also aggressively returned capital to shareholders through our recurring dividend and repurchasing nearly one million shares. Our healthy operating cash flow and strong balance sheet will continue to provide us with strategic and financial flexibility while we return capital to shareholders throughout the year.”
On April 15, 2024, the Company redeemed and repaid in full all of its senior unsecured notes in the amount of $287.0 million, consisting of $276.5 million in principal and $10.5 million in accrued and unpaid interest. On May 29, 2024, the Company repriced its $396 million term loan, which reduced the annual interest rate on the term loan by 60 basis points.
The Company also paid its first and second quarterly cash dividends in the amount of $7.2 million and $7.1 million on April 4, 2024 and July 2, 2024, respectively. In addition, the Company repurchased 989,117 shares of its common stock during the quarter at an average price of $29.85 per share for total amount of $29.5 million. As of June 30, 2024, the Company had $61.4 million of availability remaining under its share repurchase authorization.
Consolidated Results
The Company reported second quarter of 2024 revenues of $167.3 million and Adjusted EBITDA of $41.2 million as compared to revenues of $286.7 million and Adjusted EBITDA of $58.4 million for the second quarter of 2023. The declines in revenues and Adjusted EBITDA over the prior year period were primarily related to the exclusion of the results for the Company’s Rocky Gap Casino Resort and distributed gaming operations in Montana and Nevada that were sold on July 25, 2023, September 13, 2023 and January 10, 2024, respectively. Net income for the second quarter of 2024 was $0.6 million, or $0.02 per fully diluted share, as compared to $12.3 million, or $0.40 per fully diluted share, for the second quarter of 2023.
Debt and Liquidity

As of June 30, 2024, the Company’s total principal amount of debt outstanding was $400.7 million, consisting primarily of $396.0 million in outstanding term loan borrowings.
As of June 30, 2024, the Company had cash and cash equivalents of $88.6 million. There continues to be no outstanding borrowings under the Company’s $240 million revolving credit facility.
Investor Conference Call and Webcast
The Company will host a webcast and conference call today, August 8, 2024 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time), to discuss the 2024 second quarter results. The conference call may be accessed live over the phone by dialing (800) 717-1738 or for international callers by dialing (646) 307-1865. A replay will be available beginning at 8:00 p.m. Eastern Time today and may be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the passcode is 1170998. The replay will be available until August 14, 2024. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. In addition, forward-looking statements in this press release include, without limitation statements regarding: the Company’s strategies, objectives, business opportunities and plans; anticipated future growth and trends in the Company’s business or key markets; the payment of recurring quarterly cash dividends; projections of future financial condition, operating results or other financial items; and other characterizations of future events or circumstances as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause the actual results to differ materially include: changes in national, regional and local economic and market conditions; legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations); increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; reliance on key personnel (including our Chief Executive Officer, President and Chief Financial Officer, and Chief Operating Officer); the Company’s ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions (including weather or road conditions that limit access to the Company’s properties); the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA because it is the primary metric used by its chief operating decision makers and investors in measuring both the Company’s past and future expectations of performance. Adjusted EBITDA provides useful information to the users of the Company’s financial statements by excluding specific expenses and gains that the Company believes are not indicative of its core operating results. Further, the Company’s annual performance plan used to determine compensation for its executive officers and employees is tied to the Adjusted EBITDA metric. It is also a measure of operating performance widely used in the gaming industry.
The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. In addition, other companies in gaming industry may calculate Adjusted EBITDA differently than the Company does.
The Company defines “Adjusted EBITDA” as earnings before depreciation and amortization, non-cash lease expense, share-based compensation expense, gain or loss on disposal of assets and business, loss on debt extinguishment and modification, preopening and related expenses, transaction costs, interest and other non-

operating income (expense), income taxes, and other non-cash charges that are deemed to be not indicative of the Company’s core operating results, calculated before corporate overhead (which is not allocated to each reportable segment).
About Golden Entertainment
Golden Entertainment owns and operates a diversified entertainment platform, consisting of a portfolio of gaming and hospitality assets that focus on casino and branded tavern operations. Golden Entertainment owns eight casinos and 71 gaming taverns in Nevada, operating over 5,500 slots, nearly 100 table games, and over 6,000 hotel rooms. For more information, visit www.goldenent.com.

Investor Relations
Charles H. Protell	James Adams
President and Chief Financial Officer	Vice President of Corporate Finance
(702) 893-7777	(702) 495-4470
james.adams@goldenent.com

Golden Entertainment, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Gaming	$78,247	$182,355	$165,196	$370,442
Food and beverage	43,113	46,534	86,774	92,805
Rooms	31,422	30,918	60,822	61,495
Other	14,552	26,874	28,589	39,990
Total revenues	167,334	286,681	341,381	564,732
Expenses
Gaming	20,764	105,380	47,655	212,306
Food and beverage	34,300	33,645	68,476	67,667
Rooms	16,452	15,359	32,686	30,140
Other	2,784	7,905	6,864	11,735
Selling, general and administrative	56,087	67,093	116,074	129,129
Depreciation and amortization	22,616	21,454	44,736	44,962
(Gain) loss on disposal of assets	—	(34)	14	(120)
Loss (gain) on sale of business	792	—	(68,944)	—
Preopening expenses	4	141	143	525
Total expenses	153,799	250,943	247,704	496,344
Operating income	13,535	35,738	93,677	68,388
Non-operating expense
Interest expense, net	(8,610)	(18,803)	(19,296)	(37,039)
Loss on debt extinguishment and modification	(4,446)	(405)	(4,446)	(405)
Total non-operating expense, net	(13,056)	(19,208)	(23,742)	(37,444)
Income before income tax benefit (provision)	479	16,530	69,935	30,944
Income tax benefit (provision)	144	(4,248)	(27,349)	(7,032)
Net income	$623	$12,282	$42,586	$23,912

Weighted-average common shares outstanding
Basic	28,798	28,845	28,761	28,578
Diluted	30,234	30,717	30,482	30,831
Net income per share
Basic	$0.02	$0.43	$1.48	$0.84
Diluted	$0.02	$0.40	$1.40	$0.78

Golden Entertainment, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Nevada Casino Resorts (1)	$101,093	$102,562	$202,105	$202,738
Nevada Locals Casinos (2)	37,866	39,829	76,857	81,067
Nevada Taverns (3)	28,152	27,319	55,959	54,912
Corporate and other	223	8,282	441	8,797
Total Revenues - Continuing Operations	167,334	177,992	335,362	347,514
Distributed Gaming (4)	—	89,084	6,019	179,485
Maryland Casino Resort (5)	—	19,605	—	37,733
Total Revenues - Divested Operations	—	108,689	6,019	217,218
Total Revenues	$167,334	$286,681	$341,381	$564,732
Adjusted EBITDA
Nevada Casino Resorts (1)	$27,392	$28,044	$54,283	$59,755
Nevada Locals Casinos (2)	16,928	19,471	34,464	39,631
Nevada Taverns (3)	7,791	8,450	15,352	16,988
Corporate and other	(10,919)	(13,403)	(22,399)	(26,557)
Total Adjusted EBITDA - Continuing Operations	41,192	42,562	81,700	89,817
Distributed Gaming (4)	—	9,950	484	19,734
Maryland Casino Resort (5)	—	5,898	—	11,026
Total Adjusted EBITDA - Divested Operations	—	15,848	484	30,760
Total Adjusted EBITDA	41,192	58,410	82,184	120,577
Adjustments
Depreciation and amortization	(22,616)	(21,454)	(44,736)	(44,962)
Non-cash lease benefit (expense)	148	9	233	(24)
Share-based compensation	(2,450)	(3,288)	(5,719)	(7,181)
Gain (loss) on disposal of assets	—	34	(14)	120
(Loss) gain on sale of business	(792)	—	68,944	—
Loss on debt extinguishment and modification	(4,446)	(405)	(4,446)	(405)
Preopening and related expenses (6)	(4)	(141)	(143)	(525)
Transaction costs	(337)	(170)	(2,275)	(277)
Other, net	(1,606)	2,338	(4,797)	660
Interest expense, net	(8,610)	(18,803)	(19,296)	(37,039)
Income tax benefit (provision)	144	(4,248)	(27,349)	(7,032)
Net income	$623	$12,282	$42,586	$23,912
(1)    Comprised of The STRAT Hotel, Casino & Tower, Aquarius Casino Resort and Edgewater Casino Resort.
(2)    Comprised of Arizona Charlie’s Boulder, Arizona Charlie’s Decatur, Gold Town Casino, Lakeside Casino & RV Park and Pahrump Nugget Hotel Casino.
(3)    Comprised of the operations of the Company’s branded tavern locations.
(4)    Comprised of distributed gaming operations in Montana (for the three and six months ended June 30, 2023 only) and Nevada. On September 13, 2023, the Company completed the sale of its distributed gaming operations in Montana. On January 10, 2024, the Company completed the sale of its distributed gaming operations in Nevada.
(5)    Comprised of the operations of the Rocky Gap Casino Resort, which was sold on July 25, 2023.
(6)    Preopening and related expenses consist of labor, food, utilities, training, initial licensing, rent and organizational costs incurred in connection with the opening of branded tavern and food and beverage and other venues within the casino locations.
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